                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section240.14a-12

                                            INTERFACE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                            INTERFACE, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                [INTERFACE LOGO]

                                INTERFACE, INC.
                       2859 PACES FERRY ROAD, SUITE 2000
                             ATLANTA, GEORGIA 30339

                                ---------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1998
                                ---------------

    The annual meeting of shareholders of Interface, Inc. (the "Company") will be held on Tuesday, May 19, 1998, at 10:00 a.m., at the Wyndham Garden Hotel located at 2857 Paces Ferry Road, Atlanta, Georgia, for the purpose of considering and voting upon:

    1. The election of 12 members of the Board of Directors, five directors to be elected by the holders of the Company's Class A Common Stock and seven directors to be elected by the holders of the Company's Class B Common Stock.

    2. A proposal to approve an amendment to the Company's Articles of Incorporation, as amended ("Articles of Incorporation"), which would increase the number of shares of Class A Common Stock that the Company is authorized to issue from 40,000,000 shares to 80,000,000 shares.

    3. Such other matters as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on March 25, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

    A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please complete, sign and date the Proxy, and return it promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

    Also enclosed is a copy of the Company's 1997 Annual Report to Shareholders.

                                             By order of the Board of Directors

                                             [Facsimile Signature]

                                             RAYMOND S. WILLOCH
                                             SECRETARY

April   , 1998

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                                INTERFACE, INC.

                       2859 PACES FERRY ROAD, SUITE 2000
                             ATLANTA, GEORGIA 30339
                                ---------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                ---------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of Proxies for Class A Common Stock and Class B Common Stock by the Board of Directors of Interface, Inc. (the "Company") for use at the annual meeting of shareholders of the Company to be held on May 19, 1998, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on April 8, 1998.

    The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 25, 1998. On that date, the Company had
outstanding and entitled to vote       shares of Class A Common Stock and
      shares of Class B Common Stock. Except for (i) the election and removal of directors, and (ii) class votes as required by law or the Company's Articles of Incorporation, holders of both classes of Common Stock vote as a single class. In all cases, holders of Common Stock (of either class) are entitled to cast one vote per share.

    Each Proxy for Class A Common Stock ("Class A Proxy") or Class B Common Stock ("Class B Proxy") that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted for the election of the nominees (Class A or Class B, as the case may be) listed below under the caption "Nomination and Election of Directors", and for the proposal relating to the amendment of the Articles of Incorporation, as described in this Proxy Statement. A Proxy given pursuant to this solicitation may be revoked by a shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, a Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed Proxy for the same shares bearing a later date.

    An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote (to establish a quorum). Abstentions are the equivalent of a non-vote since (i) directors are elected by a plurality of the votes cast, and (ii) the proposal concerning the amendment to the Articles of Incorporation would be approved if, within each voting group, the affirmative votes cast exceed the negative votes cast. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone or telegraph. The Company also has retained Georgeson & Company, Inc., a proxy solicitation firm, to assist in soliciting Proxies from beneficial owners of shares of the Company's Common Stock. The fee for such assistance will be $6,500 (plus expenses).

    The closing price of the Company's Class A Common Stock as reported on The Nasdaq National Market on March 17, 1998 was $38.50 per share. There is no public market for the Class B Common Stock (but Class B shares are convertible on a share-for-share basis into Class A shares).

                      NOMINATION AND ELECTION OF DIRECTORS
                                    (ITEM 1)

    The Bylaws of the Company provide that the Board of Directors shall consist of a maximum of 15 directors, the exact number of directors being established by action of the Board taken from time to time. The Board of Directors has recently reduced the number of directors from 13 to 12 (although the Nominating Committee of the Board is currently looking for qualified candidates for nomination as a potential thirteenth director). The holders of Class B Common Stock are entitled to elect a majority (seven) of the Board members. The holders of Class A Common Stock are entitled to elect the remaining (five) directors. The term of office for each director continues until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and has qualified.

    In the event that any nominee for director withdraws or for any reason is not able to serve as a director, each Proxy that is properly executed and returned will be voted for such other person as may be designated as a substitute nominee by the Board of Directors, but in no event will any Class A Proxy be voted for more than five nominees or Class B Proxy be voted for more than seven nominees. All of the nominees are currently directors of the Company, and management of the Company has no reason to believe that any nominee will not serve if elected.

    Certain information relating to each nominee proposed by the Board, including his or her principal occupation during the past five years, is set forth below.

                                CLASS A NOMINEES

               NAME (AGE)                                                INFORMATION
-----------------------------------------  -----------------------------------------------------------------------

Dianne Dillon-Ridgley (46)...............  Ms. Dillon-Ridgley was elected to the Board in February 1997. Since
                                           1994, Ms. Dillon-Ridgley has served as president of Zero Population
                                           Growth, the nation's largest grassroots organization concerned with the impacts of rapid population growth. She has also served as a senior policy analyst with the Women's Environment and Development
                                           Organization since 1993, and as an associate with the Kettering
                                           Foundation in Dayton, Ohio since 1991. In 1994, she was appointed by
                                           President Clinton to the President's Council on Sustainable Development
                                           where she serves as Co-Chair of the Council's Population and
                                           Consumption Task Force.

Carl I. Gable (58).......................  Mr. Gable, a director since March 1984, is an attorney-at-law with the
                                           Atlanta based law firm of Troutman Sanders LLP. From September 1992 until joining Troutman Sanders in March 1996, he was a member of another Atlanta law firm, Booth Owens & Jospin (formerly Booth, Wade &
                                           Campbell). Mr. Gable serves on the Boards of numerous nonprofit organizations.

Dr. June M. Henton (58)..................  Dr. Henton was elected as a director in February 1995. Since 1985, Dr.
                                           Henton has served as Dean of the School of Human Sciences at Auburn
                                           University, which includes a program in interior environments. Dr.
                                           Henton, who received her Ph.D. from the University of Minnesota, is an accomplished author and lecturer on child and family issues. She has provided leadership for a wide variety of professional, policy and civic organizations. As a charter member of the Operating Board of the
                                           National Textile Center, Dr. Henton has significant expertise in the integration of academic and research programs within the textile industry.

               NAME (AGE)                                                INFORMATION
-----------------------------------------  -----------------------------------------------------------------------
J. Smith Lanier, II (70).................  Mr. Lanier has been a director since 1973. He is Chairman and Chief
                                           Executive Officer of J. Smith Lanier & Co., a general insurance agency based in West Point, Georgia. Mr. Lanier also serves as a director of
                                           National Vision Associates, Ltd., a Lawrenceville, Georgia based operator of retail optical centers. He also serves on the Boards of numerous nonprofit organizations.

Clarinus C.Th. van Andel (68)............  Mr. van Andel, who has been a director since October 1988, was a partner in the law firm of Schut & Grosheide, Amsterdam, until his retirement in January 1996. He served as Chairman of the supervisory board of Interface Europe B.V. (formerly Interface Heuga B.V. and Heuga
                                           Holding, B.V.), the Company's modular carpet subsidiary based in the
                                           Netherlands, from 1984 until 1996, when the supervisory board was dissolved.

                                CLASS B NOMINEES

               NAME (AGE)                                                INFORMATION
-----------------------------------------  -----------------------------------------------------------------------

Ray C. Anderson (63).....................  Mr. Anderson has served as Chairman and Chief Executive Officer of the
                                           Company since its founding in 1973. Mr. Anderson was appointed by
                                           President Clinton to the President's Council on Sustainable Development
                                           in 1996 and currently serves as Co-Chair. Mr. Anderson is a member of the Board of Directors of NationsBank Corporation. He also serves on the Boards of numerous nonprofit organizations.

Brian L. DeMoura (52)....................  Mr. DeMoura joined the Company in March 1994 as President and Chief
                                           Executive Officer of Guilford of Maine, Inc. (now Interface Interior
                                           Fabrics, Inc.) ("Interface Fabrics"), the Company's principal interior fabrics subsidiary, and as a Senior Vice President of the Company. In
                                           May 1994, he was elected to the Company's Board of Directors. He is currently responsible for the entire Interior Fabrics Group, which includes Interface Fabrics, Toltec Fabrics, Inc., Intek, Inc. and
                                           Camborne Holdings, Ltd. From August 1990 until joining the Company, Mr.
                                           DeMoura served as President and CEO of Fashion Fabrics of America,
                                           Inc., an Orangeburg, South Carolina based producer of fabrics for the upscale men's and women's apparel markets.

               NAME (AGE)                                                INFORMATION
-----------------------------------------  -----------------------------------------------------------------------
Charles R. Eitel (48)....................  Mr. Eitel joined the Company in November 1993 as President of Interface
                                           Flooring Systems, Inc. (the Company's principal U.S.' modular carpet subsidiary, based in LaGrange, Georgia) and Interface Americas, Inc. (a wholly-owned U.S. holding company), with responsibility for the
                                           Company's modular carpet operations throughout the Americas. He was elected as a director in February 1994. In October 1994, Mr. Eitel was promoted to Executive Vice President of the Company and President and
                                           Chief Executive Officer of the Floorcoverings Group, thereby assuming overall responsibility for the Company's worldwide carpet business. In
                                           February 1997, Mr. Eitel was promoted to President and Chief Operating
                                           Officer of the Company. From July 1987 until joining the Company, Mr.
                                           Eitel served as President of the Floorcoverings Division (based in
                                           Dalton, Georgia) of Collins & Aikman Corporation, a diversified textile producer headquartered in North Carolina. Mr. Eitel also serves as a director of Weeks Corporation, an industrial real estate company based in Atlanta and Ladd Furniture, Inc., a North Carolina-based furniture manufacturer.

Daniel T. Hendrix (43)...................  Mr. Hendrix, who previously was with a national accounting firm, joined the Company in 1983. He became Treasurer of the Company in 1984, Chief
                                           Financial Officer in 1985, Vice President-Finance in 1986 and Senior
                                           Vice President-Finance in October 1995. He was elected to the Board in
                                           October 1996.

Leonard G. Saulter (71)..................  Mr. Saulter has been a director since July 1987. He served as a Senior
                                           Vice President of the Company from October 1987 until June 1991. He served as President of Guilford of Maine, Inc. (now Interface Fabrics)
                                           until January 1990, and as Interface Fabrics' Chairman from January
                                           1990 until his retirement in June 1991. In October 1993, Mr. Saulter resumed the position of President of Interface Fabrics on an interim basis, serving until March 1994.

John H. Walker (53)......................  Mr. Walker was elected to the Board in October 1996. He began his career with the Company as Financial Controller of the U.K. Division of
                                           Heuga Holding B.V. (now Interface Europe, B.V.), a Netherlands-based carpet tile manufacturer, which was acquired by the Company in 1988. He later served as Vice President-Sales & Marketing of Interface Europe,
                                           B.V. and in July 1995 was promoted to the position of Senior Vice
                                           President of the Company and President and Chief Executive Officer of
                                           Interface Europe, Inc. In his current position, he has responsibility for the Company's floorcovering operations in both Europe and the Asia-
                                           Pacific region.

               NAME (AGE)                                                INFORMATION
-----------------------------------------  -----------------------------------------------------------------------
Gordon D. Whitener (35)..................  Mr. Whitener joined the Company in November 1993 as Senior Vice
                                           President-Sales & Marketing of Interface Flooring Systems, Inc. In
                                           October 1994, he became a Senior Vice President of the Company and
                                           President and Chief Executive Officer of Interface Americas, Inc.,
                                           assuming responsibility for both the Company's modular carpet operations throughout the Americas and Prince Street Technologies,
                                           Ltd., the Company's commercial broadloom carpet operation based in
                                           Cartersville, Georgia. In July 1995, Mr. Whitener also assumed corporate responsibility for Bentley Mills, Inc., the Company's
                                           California based subsidiary which produces broadloom and modular carpet for commercial and institutional applications, at which time he became a director of the Company. In April 1997, he assumed corporate responsibility for the Specialty Products Group, composed of the
                                           Company's chemical and specialty surface subsidiaries (Rockland
                                           React-Rite and Pandel), Intersept antimicrobial sales and licensing program, and Interface Architectural Resources business unit. He is thus responsible for all of the Company's businesses in the Americas, except the Interior Fabrics Group. From April 1988 until joining the
                                           Company, Mr. Whitener served in various sales management capacities with Collins & Aikman (Floorcoverings Division), including Vice
                                           President-Marketing. Mr. Whitener also serves as a director of The
                                           Carpet & Rug Institute, a national trade association representing the carpet and rug industry headquartered in Dalton, Georgia, and Aviation
                                           Group, Inc., a Texas-based provider of products and services to airline companies and other aviation firms.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

    Under the Company's Bylaws, election of each of the five Class A nominees requires a plurality of the votes cast by the Company's outstanding Class A Common Stock entitled to vote and represented (in person or by proxy) at the meeting. Election of each of the seven Class B nominees requires a plurality of the votes cast by the Company's outstanding Class B Common Stock entitled to vote and represented (in person or by proxy) at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE CLASS A NOMINEES AND CLASS B NOMINEES LISTED ABOVE, AND PROXIES EXECUTED AND RETURNED WILL BE VOTED FOR EACH OF THE NOMINEES (CLASS A OR CLASS B, AS APPLICABLE) UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

             PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

    The following table sets forth, as of February 1, 1998 (unless otherwise indicated), beneficial ownership of each class of the Company's Common Stock by:
(i) each person, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each nominee for director, (iii) the Company's Chief Executive Officer and four other most highly compensated executive officers, and (iv) all executive officers and directors of the Company as a group.

                                                                                             AMOUNT AND                PERCENT OF
                                BENEFICIAL OWNER                                    TITLE    NATURE OF     PERCENT       CLASS A
                            (AND BUSINESS ADDRESS OF                                 OF      BENEFICIAL       OF          AFTER
                                   5% OWNERS)                                       CLASS   OWNERSHIP(1)   CLASS(1)   CONVERSION(2)
---------------------------------------------------------------------------------  -------  ------------   --------   -------------

Ray C. Anderson..................................................................  Class A       5,182(3)    *             7.0%
  2859 Paces Ferry Road, Suite 2000                                                Class B   1,609,363(4)    57.6%
  Atlanta, Georgia 30339

Ariel Capital Management, Inc....................................................  Class A   2,844,420(5)(6)   13.3%
  307 N. Michigan Avenue
  Chicago, Illinois 60601

ICM Asset Management, Inc........................................................  Class A   1,211,063(5)(7)    5.7%
  601 W. Main Avenue, Suite 600
  Spokane, Washington 99201

Brian L. DeMoura.................................................................  Class B      35,825(8)     1.3%       *

Dianne Dillon-Ridgley............................................................  Class B       4,000(9)    *           *

Charles R. Eitel.................................................................  Class A         141(10)   *           *
                                                                                   Class B     119,060(11)    4.1%

Carl I. Gable....................................................................  Class A          70(12)   *           *
                                                                                   Class B      32,622(12)    1.2%

Daniel T. Hendrix................................................................  Class A      10,830(13)   *           *
                                                                                   Class B      16,980(13)   *

June M. Henton...................................................................  Class B      12,000(14)   *           *

J. Smith Lanier, II..............................................................  Class A      10,500(15)   *           *
  300 West Tenth Street                                                            Class B     160,824(15)    5.8%
  West Point, Georgia 31033

Leonard G. Saulter...............................................................  Class A       2,000(16)   *           *
                                                                                   Class B      12,000(16)   *

Clarinus C.Th. van Andel.........................................................  Class B      37,000(17)    1.3%       *

John H. Walker...................................................................  Class A       1,500       *           *
                                                                                   Class B      29,165(18)    1.0%

Gordon D. Whitener...............................................................  Class A         141(19)    1.0%       *
                                                                                   Class B      29,980(19)

All executive officers and directors as a group..................................  Class A      40,809(20)   *             9.5%
  (18 persons)                                                                     Class B   2,195,697(20)   69.6%

------------------------

*   Less than 1%.

(1) Shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock. The number of Class A shares indicated as beneficially owned by each person or group does not include Class A shares such person or group could acquire upon conversion of Class B shares. The Percent of Class is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days (not including Class A shares that could be acquired upon conversion of Class B shares), and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.

(2) Represents the percent of Class A shares the named person or group would beneficially own if such person or group, and only such person or group, converted all Class B shares beneficially owned by such person or group into Class A shares.

(3) Includes 4,000 shares held by Mr. Anderson's wife, although Mr. Anderson disclaims beneficial ownership of such shares. Includes 1,182 shares that Mr. Anderson beneficially owns through the Company's Savings and Investment Plan. All Savings and Investment Plan information included in the above table is as of December 31, 1997.

(4) Includes 12,000 shares that Mr. Anderson has the right to acquire pursuant to exercisable stock options.

(5) Based upon information included in statements provided to the Company by such beneficial owners. Information with respect to ICM Asset Management is as of December 31, 1997.

(6) All such shares are held by Ariel Capital Management, Inc. ("Ariel") for the accounts of clients. Ariel disclaims beneficial ownership of all such shares. Ariel, in its capacity as investment adviser, has sole voting power with respect to 2,628,270 shares and shared voting power with respect to 42,400 shares. Ariel has sole investment power with respect to all such shares. (John W. Rogers, Jr., President and a controlling person of Ariel, may be deemed to beneficially own all such shares, but he disclaims such beneficial ownership.)

(7) All such shares are held by ICM Asset Management, Inc. ("ICM"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. ICM, in its capacity as investment adviser, has sole voting power with respect to 919,163 of such shares and sole investment power with respect to all such shares.

(8) All such shares may be acquired by Mr. DeMoura pursuant to exercisable stock options.

(9) All such shares may be acquired by Ms. Dillon-Ridgley pursuant to exercisable stock options.

(10) All such shares are beneficially owned by Mr. Eitel pursuant to the Company's Savings and Investment Plan.

(11) Includes 109,060 shares that Mr. Eitel has the right to acquire pursuant to exercisable stock options.

(12) All such Class A shares are held by Mr. Gable as custodian for his son. Includes 12,000 Class B shares that Mr. Gable has the right to acquire pursuant to exercisable stock options.

(13) Includes 10,000 Class A shares and 1,980 Class B shares that Mr. Hendrix has the right to acquire pursuant to exercisable stock options. Includes 830 Class A shares that Mr. Hendrix beneficially owns through the Company's Savings and Investment Plan.

(14) All such shares may be acquired by Dr. Henton pursuant to exercisable stock options.

(15) Includes 200 Class A shares and 78,502 Class B shares held by Mr. Lanier's wife, and 12,000 Class B shares Mr. Lanier has the right to acquire pursuant to exercisable stock options. Mr. Lanier disclaims beneficial ownership of the shares owned by his wife.

(16) All such Class A shares are held by Mr. Saulter's wife, and Mr. Saulter disclaims beneficial ownership of such shares. All such Class B shares may be acquired by Mr. Saulter pursuant to exercisable stock options.

(17) Includes 12,000 shares that may be acquired by Mr. van Andel pursuant to exercisable stock options.

(18) All such shares may be acquired by Mr. Walker pursuant to exercisable stock options.

(19) All such Class A shares are beneficially owned by Mr. Whitener pursuant to the Company's Savings and Investment Plan. All such Class B shares may be acquired by Mr. Whitener pursuant to exercisable stock options.

(20) Includes an aggregate of 18,000 Class A shares and 373,888 Class B shares that all executive officers and directors as a group have the right to acquire pursuant to exercisable stock options.

                    EXECUTIVE COMPENSATION AND RELATED ITEMS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth certain information for each of the last three fiscal years of the Company concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, based on salary/bonus earned in fiscal 1997 (referred to herein as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                            ANNUAL COMPENSATION                                        AWARDS
                                                                 OTHER        RESTRICTED   SECURITIES         ALL
                                                                ANNUAL           STOCK     UNDERLYING        OTHER
   NAME AND PRINCIPAL                 SALARY      BONUS      COMPENSATION       AWARDS       OPTIONS     COMPENSATION
         POSITION           YEAR        ($)        ($)            ($)           ($)(1)         (#)            ($)
Ray C. Anderson.........       1997    472,500    484,924            N/A(2)            0            0          6,205(3)
  Chairman and Chief           1996    377,500    364,282            N/A(2)            0            0          1,900(3)
  Executive Officer            1995    335,833    318,691            N/A(2)            0            0          1,848(3)
Charles R. Eitel........       1997    407,500    742,665(4)           N/A(2)    877,838       15,300          6,610(3)
  President and Chief          1996    359,218    375,029            N/A(2)            0       40,000          1,900(3)
  Operating Officer            1995    333,333    330,509            N/A(2)            0            0          1,848(3)
Gordon D. Whitener......       1997    312,500    442,562(4)           N/A(2)    568,013        9,900          5,350(3)
  Senior Vice President        1996    268,750    282,033            N/A(2)            0            0          1,900(3)
  (Subsidiary President)       1995    225,000    237,993            N/A(2)            0            0          1,848(3)
Daniel T. Hendrix.......       1997    253,750    385,761(4)           N/A(2)    568,013        9,900          5,610(3)
  Senior Vice President        1996    232,500    199,924            N/A(2)            0            0          1,900(3)
  and Chief Financial          1995    204,167    153,125            N/A(2)            0            0          1,848(3)
  Officer
John H. Walker..........       1997    246,960(5)   256,460(5)           N/A(2)    302,634     15,826              0
  Senior Vice President        1996    204,048(5)   289,613(5)           N/A(2)          0          0              0
  (Subsidiary President)       1995    139,280(5)   126,453(5)           N/A(2)          0     25,000              0

(1) Represents the dollar value of restricted stock awarded to the named executive officer (calculated by multiplying the number of shares awarded, by the closing price of the Company's Class A Common Stock as reported by the Nasdaq National Market on the date of grant). As of December 28, 1997, an aggregate of 212,396 shares of restricted stock were held by various executive officers of the Company and its subsidiaries, with an aggregate value of $6,119,660 (based on the closing price of the Company's Class A Common Stock as reported on the Nasdaq National Market on such date). If the price of the Company's Class A Common Stock has appreciated 15% per annum as of the second anniversary of the grant date, one-third of each award of restricted stock disclosed in the above Summary Compensation Table (an aggregate of 40,375 shares) will vest as of such date. Dividends will not be paid on any award of restricted stock until such time, if any, as the award has vested.

(2) Amount does not exceed the lesser of $50,000 or 10% of the salary/bonus paid to such individual.

(3) Represents the Company's matching contribution under the Company's Savings and Investment Plan and, for 1997 only, the dollar value to the named executive officer of certain split-dollar life insurance policies acquired by the Company, as follows: Mr. Anderson ($1,455), Mr. Eitel ($1,860), Mr. Whitener ($600) and Mr. Hendrix ($860).

(4) Includes an extraordinary bonus in the amount of $300,000 for Mr. Eitel and $100,000 for each of Messrs. Whitener and Hendrix. See "Employment Agreements" below.

(5) Mr. Walker's salary and bonus are paid in British pound sterling. These amounts represent the U.S. dollar value of Mr. Walker's salary and bonus, based on the average annual exchange rates in effect during the last three fiscal years.

COMPENSATION PURSUANT TO CERTAIN PLANS

    PENSION PLANS. The Company maintains a tax-qualified, noncontributory pension plan (the "U.S. Pension Plan") for the benefit of its employees and the employees of all U.S. subsidiaries except Interface Fabrics and Bentley Mills, Inc. The U.S. Pension Plan provides for the payment of a fixed monthly payment upon an employee's normal retirement at age 65, or early retirement at age 57. The monthly amount payable under the U.S. Pension Plan is based on the participant's final average earnings, covered compensation under Social Security and years of participation in the U.S. Pension Plan. Final average earnings means the average annual earnings (salary and bonus) for the five consecutive years of highest compensation in the 10 years prior to retirement or other termination of employment. All U.S. based employees of the Company and adopting subsidiaries are entitled to participate in the U.S. Pension Plan after serving one year and attaining age 21. Effective November 1, 1997, further benefit accruals under the U.S. Pension Plan ceased and all actively employed participants became 100% vested in their benefits.

    The table set forth below illustrates the estimated annual benefits payable upon retirement under the U.S. Pension Plan to persons in specified final average earnings and years-of-participation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement on July 31, 1997. The benefits are not subject to any deduction for Social Security compensation or other offsets. Credited years of participation for each of the named executive officers (with the exception of Mr. Walker) are as follows: Mr. Anderson -- 25 years, Mr. Hendrix -- 15 years, Messrs. Eitel and Whitener -- 4 years.

EMPLOYMENT AGREEMENTS

    In April 1997, the Company entered into employment agreements with each of the named executive officers and certain other executive officers of the Company, appointing them to their current respective positions. (The employment agreements amend and restate the prior employment agreements of executive officers who had previously entered into an employment agreement with the Company.) The agreements are substantially similar, except for such differences as are noted below. Each of Messrs. Eitel, Whitener and Hendrix's agreement runs for an initial term of five years and thereafter for a rolling two year term, such that the remaining term is always two years; provided, that, each agreement automatically terminates on the officer's 65th birthday. Each of Messrs. Anderson and Walker's agreement is for a rolling two year term such that the remaining term is always two years; provided, that, each agreement automatically terminates on the officer's 65th birthday. The Company may terminate any of such agreements upon two years' notice, except that, in the case of Messrs. Eitel, Whitener and Hendrix, such notice may only be given after the third anniversary of the date of the agreement. Each of Messrs. Eitel, Whitener and Hendrix are entitled under their agreement to receive an extraordinary annual bonus of up to $300,000, $100,000 and $100,000, respectively, in each of the initial five years of the employment agreements if certain performance criteria and targets are achieved.

    In the event that the Company terminates an officer's employment without just cause, the officer will be entitled to continue to receive his salary and bonus, and participate in certain employee benefit plans, for the remainder of the term of the agreement. The officer will also immediately vest in all unvested employee stock options, and a percentage of unvested restricted stock awards (as specified in the applicable restricted stock agreement). The foregoing benefits are subject to reduction by the amount of any compensation earned from subsequent employment during the remainder of the term, but only under certain limited circumstances specified in the agreements. The employment agreements also contain provisions placing restrictions on the officer's ability to compete with the Company following the termination of the agreement.

CHANGE IN CONTROL AGREEMENTS

    In April 1997, each of the named executive officers and certain other executive officers of the Company entered into substantially similar "change in control agreements" with the Company. (The agreements amend and restate the prior agreements of executive officers who had previously entered into a change in control agreement with the Company.) The agreements provide for certain benefits in the event of a termination of employment under certain circumstances in connection with a "Change in Control" (as defined in the agreements) of the Company. In general, each agreement provides benefits to the officer upon an "Involuntary Termination" (essentially, termination without cause) or a "Voluntary Termination" (essentially, resignation in the face of coercive tactics) occurring within 24 months after or six months prior to the date of a change in control. Upon any such termination, the officer will be entitled to receive the following benefits: (i) the officer's then-current salary, for the balance of the term, paid in a lump sum discounted to present value; (ii) bonus payments for the balance of the term, paid in a lump sum discounted to present value and based upon the bonuses received during the two years prior to the termination, as well as a prorated bonus for the year in which employment is terminated; (iii) continuation of health and life insurance coverage for the balance of the term and (iv) continuation of eligibility to participate in Company retirement plans for the balance of the term, or the provision of comparable benefits. (In addition, the officer will immediately vest in all unvested employee stock options and restricted stock awards in the event of a Change in Control.) Benefits paid under the change in control agreements will be reduced by the compensation and benefits, if any, paid to an officer pursuant to his employment agreement with the Company. Each of Messrs. Eitel, Whitener and Hendrix's agreement runs for an initial term of five years and thereafter for a rolling two year term, such that the remaining term is always two years; provided, that, each agreement automatically terminates on the officer's 65th birthday. Each of Messrs. Anderson and Walker's agreement is for a rolling two year term such that the remaining term is always two years; provided, that, each agreement automatically terminates on the officer's 65th birthday. The Company generally may terminate any of such agreements upon two years' notice, except that, in the case of Messrs. Eitel, Whitener and Hendrix, such notice may only be given after the third anniversary of the date of the agreement.

COMPENSATION OF DIRECTORS

    The Company has a policy pursuant to which non-employee directors ("outside directors") are paid annual directors' fees of $25,000, plus $1,000 for each Board or committee meeting attended.

    The Company has agreed to pay Leonard G. Saulter, who previously served as an executive officer of the Company, $45,000 per year for a five year period ending in 1998, and $15,000 per year beginning in 1999 for the remainder of his life. The Company made the required payment during 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following persons served on the Compensation Committee of the Board of Directors during fiscal 1997: Ray C. Anderson, Carl I. Gable and J. Smith Lanier, II. Mr. Anderson is the Chairman and Chief Executive Officer of the Company. Mr. Gable served as President of the Company from March 1984 until June 1985.

    During 1997, the Company paid premiums to J. Smith Lanier & Co., an insurance agency, of approximately $4,050,000 in connection with insurance policies purchased on behalf of the Company. J. Smith Lanier, II has a substantial ownership interest in this insurance agency. Management of the Company believes that the insurance brokerage transaction was effected on terms at least as favorable to the Company as could have been obtained from other sources or unrelated parties in view of the nature of the transaction and the services rendered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The law firm with which Carl I. Gable, a director of the Company, is associated rendered certain legal services to the Company during fiscal 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Compensation awards, and achievement criteria, for the Company's senior management are recommended annually by the Company's Chief Executive Officer, and reviewed and approved by the Compensation Committee of the Board of Directors. During 1997, the Committee was composed of three members, Ray C. Anderson, the Company's Chairman and Chief Executive Officer, Carl I. Gable and
J. Smith Lanier II. Messrs. Gable and Lanier are outside directors.

    The Company's compensation program is designed to enable the Company to attract, motivate and retain outstanding senior management. The program consists of three principal components: (i) competitive base salaries, (ii) annual, variable cash bonuses based on the achievement of established financial and nonfinancial objectives, and (iii) long-term stock option and restricted stock incentives. Under the program, a substantial portion of an executive's compensation is directly linked to the Company's financial performance and the interests of shareholders. The Committee strives to administer the program to present total compensation opportunities for senior executives of the Company that are commensurate with the responsibilities undertaken by the executives, and that are competitive with those offered by employers of comparable size in the Company's industry. (Information concerning compensation offered by other employers in the industry is gathered informally, at irregular intervals, and serves only as a general benchmark; the Committee, for fiscal 1997, made no determination to set the compensation levels of the Company's executives to correspond to the high, median or low end of such comparative data.

Certain of the competitors considered from time to time are included in the companies comprising the "industry group" index used in the performance graph below.)

    BASE SALARY. Base salary compensation is based on a variety of factors, including the executive's level of responsibility, time with the Company, geographical cost-of-living considerations and individual contribution and performance, as well as internal equalization policies of the Company, comparison to executive pay outside of the Company, and general economic conditions. (Evaluation of certain of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered.) The senior executives of the Company (including the Chief Executive Officer) received raises in base salary in fiscal 1997 averaging 12.6%. These 1997 increases were deemed appropriate in light of the Company's strong financial performance in recent years (a compound annual growth rate in revenues and net income of 14% and 21%, respectively, over the five-year period from 1992 to 1996, including increases of 25% and 53%, respectively, in 1996).

    BONUSES. The Company's incentive compensation program is tied to Company, business unit (subsidiary) and individual performance. Each executive officer of the Company (including the Chief Executive Officer) is assigned a range of bonus potential (expressed as a percentage of base salary), and a personalized set of financial and nonfinancial objectives for the year. Evaluation of nonfinancial objectives is, inherently, somewhat subjective, and equal weight is assigned to each of these objectives. For fiscal 1997, 65% to 90% of each executive officer's bonus potential was based on measurable financial performance. Typical relative weights assigned to financial objectives are indicated below. The amount of bonus earned is determined by the degree to which the financial and nonfinancial objectives have been achieved. In limited instances the operation of the bonus formula has resulted in a bonus amount that the Committee believed to be unjust in light of extenuating circumstances, and the Committee has, on certain occasions, increased the bonus paid to the affected executive.

    For the senior executives of the Company who are directly accountable for the profitability of subsidiaries or business groups, financial objectives for 1997 focused on: (i) operating income for operations managed, (ii) cash flow for operations managed, (iii) reduction of off-quality and waste (under the Company's "war on waste" program initiated in January 1995) for operations managed, and (iv) earnings per share. Typical relative weights assigned to these financial objectives were 50%, 15%, 15% and 10%, respectively. Nonfinancial objectives for such senior executives are tailored to their respective markets and geographic regions, but consistently focus on sales and competitive strategies, strategic acquisitions, investments and alliances, synergistic cooperation with affiliated companies, technological advancements, quality control measures and employee relations.

    Mr. Anderson's financial objectives for 1997 (90% weight) were based on: (i) operating income, (ii) cash flow, (iii) reduction of off-quality and waste for operations, and (iv) earnings per share. Relative weights assigned to such financial objectives were 50%, 15%, 15% and 10%, respectively. Mr. Anderson's nonfinancial objectives for 1997 (10% weight) focused on defining and advancing overall corporate strategy (including strategic acquisitions and investments, the Company's environmental and ecological initiatives, and senior management changes and succession), and also were linked to the nonfinancial objectives of the executive officers who report to him.

    On an aggregate basis (giving effect to relative weights), Mr. Anderson achieved 100% of target levels for his financial objectives in 1997. Mr. Anderson also achieved in excess of 100% of target levels for his nonfinancial objectives.

    STOCK OPTIONS AND RESTRICTED STOCK. The Company also utilizes grants of stock options and restricted stock awards to its executives to strengthen the mutuality of interests between the Company's senior management and shareholders. Stock options and restricted stock awards help to retain and motivate executives. Options granted under the Company's stock option plans have an exercise price equal to at least 100% of the market price of the underlying Common Stock on the date of grant; thus, the options only have value if the market price of the Company's stock rises. Moreover, options granted under such plans typically vest incrementally over a five year period, compelling an executive to remain with the Company for a significant time period before being able to fully recognize the value of the options. The five year vesting schedule also serves to focus executives on the long-term objectives of the Company. Similarly, restricted stock awards increase in value as the market price of the Company's stock rises. Such awards also vest over a period of multiple years; the executive generally must remain employed with the Company for a period of nine years from the date of grant to completely vest in an award. The Committee believes stability of quality management and a proper focus on long-term Company objectives provide for enduring shareholder value. Each of the named executive officers holds stock options and restricted stock. Information concerning awards of stock options and restricted stock to the named executive officers in 1997 are shown in the Summary Compensation Table and the "Option Grants in Last Fiscal Year" table above.

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation in excess of $1,000,000 in any taxable year that is paid to the corporation's chief executive officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is not subject to the limit on deductibility imposed by Section 162(m). In 1997, with the exception of Mr. Eitel, no executive officer of the Company received more than $1,000,000 in compensation. The Compensation Committee currently is considering the Company's alternatives with respect to qualifying executive compensation for deductibility in the future.

    The foregoing policies and programs are subject to change as the Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and serve the objectives of the Company and its shareholders.

                                          THE COMPENSATION COMMITTEE

                                              Ray C. Anderson
                                              Carl I. Gable
                                              J. Smith Lanier, II

                            U.S. PENSION PLAN TABLE

                                                    YEARS OF PARTICIPATION IN PLAN


        FINAL AVERAGE EARNINGS ($)(1)             15      20      25      30      35
150,000.......................................  30,000  30,000  34,650  41,580  48,150
200,000.......................................  40,000  40,000  47,150  56,580  66,010
250,000.......................................  45,168  45,168  56,110  67,332  78,554
300,000.......................................  45,168  45,168  56,110  67,332  78,554
350,000.......................................  45,168  45,168  56,110  67,332  78,554
400,000.......................................  45,168  45,168  56,110  67,332  78,554
450,000.......................................  45,168  45,168  56,110  67,332  78,554
500,000.......................................  45,168  45,168  56,110  67,332  78,554
550,000.......................................  45,168  45,168  56,110  67,332  78,554
600,000.......................................  45,168  45,168  56,110  67,332  78,554
650,000.......................................  45,168  45,168  56,110  67,332  78,554
700,000.......................................  45,168  45,168  56,110  67,332  78,554

(1) For the plan year beginning in 1997, only the first $160,000 of compensation is considered for plan purposes. Further, the annual benefit cannot exceed $125,000 for 1997.

    Mr. Walker participates in the Company's Interface Europe Pension Scheme (the "U.K. Pension Plan"). The U.K. Pension Plan provides for the payment of a fixed monthly payment upon an employee's normal retirement at age 65, or early retirement no earlier than age 55 (although benefits are reduced in the event of early retirement). The monthly amount payable under the U.K. Pension Plan is based on the participant's final average pensionable salary and years of participation in the U.K. Pension Plan. Final average pensionable salary means the average annual earnings (base salary and bonus (capped at 35% of base salary)) for the three consecutive years of highest compensation in the 10 years prior to retirement or other termination of employment. The maximum number of years of participation that a participant can be credited with is 40. Mr. Walker currently has 25 credited years of participation.

    The table set forth below illustrates the estimated annual benefits payable upon retirement under the U.K. Pension Plan to persons in specified final average pensionable salary and years-of-participation categories. The benefits shown are straight-life annuities and are based upon an assumed normal retirement during 1996 at age 65. The benefits are not subject to any deduction for compensation pursuant to government-sponsored retirement programs or other offsets.

                            U.K. PENSION PLAN TABLE

                                                           YEARS OF PARTICIPATION IN PLAN

FINAL AVERAGE PENSIONABLE SALARY ($)(1)                15         20         25         30         35
125,000.......................................     31,250     41,667     52,083     62,500     72,917
150,000.......................................     37,500     50,000     62,500     75,000     87,500
175,000.......................................     43,750     58,333     72,917     87,500    102,083
200,000.......................................     50,000     66,667     83,333    100,000    116,667
225,000.......................................     56,250     75,000     93,750    112,500    131,250
250,000.......................................     62,500     83,333    104,167    125,000    145,833
300,000.......................................     75,000    100,000    125,000    150,000    175,000
350,000.......................................     87,500    116,667    145,833    175,000    204,167

(1) Both Mr. Walker's compensation and benefits under the U.K. Pension Plan are paid in British pounds sterling. The amounts disclosed in the table represent the U.S. dollar value of benefits payable. Mr. Walker's pensionable salary for 1997 was approximately $325,000.

    SALARY CONTINUATION PLAN. The Company maintains a nonqualified salary continuation plan (the "Salary Continuation Plan") which is designed to induce selected officers of the Company to remain in the employ of the Company by providing them with retirement, disability and death benefits in addition to those which they may receive under the Company's pension plans and other benefit programs. The Salary Continuation Plan entitles participants to (i) retirement benefits upon retirement at age 65 (or early retirement at age 55) after completing at least 15 years of service with the Company (unless otherwise provided in the plan), payable for the remainder of their lives and in no event for less than 10 years under the death benefit feature; (ii) disability benefits payable for the period of any pre-retirement total disability; and (iii) death benefits payable to the designated beneficiary of the participant for a period of up to 10 years. Benefits are determined according to one of three formulas contained in the Salary Continuation Plan. The Salary Continuation Plan is administered by the Compensation Committee, which has full discretion in choosing participants and the benefit formula applicable to each. The Company's obligations under the Salary Continuation Plan are currently unfunded (although the Company uses insurance instruments to hedge its exposure thereunder); however, the Company is required to contribute the present value of its obligations thereunder to an irrevocable grantor trust in the event of a "Change in Control" (as such term is defined in the Salary Continuation Plan).

STOCK OPTION GRANTS

    The following table sets forth information with respect to options granted to the named executive officers during fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS

                                                                                           POTENTIAL
                                                                                       REALIZABLE VALE AT
                                                                                         ASSUMED ANNUAL
                                                                                             RATES
                              NUMBER OF     PERCENT OF                                   OF STOCK PRICE
                             SECURITIES    TOTAL OPTIONS                                  APPRECIATION
                             UNDERLYING     GRANTED TO      EXERCISE                    FOR OPTION TERM
                               OPTIONS     EMPLOYEES IN       PRICE       EXPIRATION          (2)
NAME                         GRANTED (1)       1997        (PER SHARE)       DATE         5%       10%
Ray C. Anderson............         0         --              --              --          --        --
Charles R. Eitel...........    15,300           5.6%         $19.125     January 2007  $184,022  $466,349
Gordon D. Whitener.........     9,900           3.6%         $19.125     January 2007  $119,073  $301,755
Daniel T. Hendrix..........     9,900           3.6%         $19.125     January 2007  $119,073  $301,755
John H. Walker.............    15,826           5.8%         $19.125     January 2007  $190,349  $482,382

(1) All options were granted at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. These options vest ratably over a period of five years.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table sets forth, for each of the named executive officers,
(i) the number of shares of Common Stock received upon exercise of options, (ii) the aggregate dollar value received upon exercise, (iii) the number of options held at fiscal year-end, and (iv) the value of such options at fiscal year-end.

                    OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                 VALUE OF
                                                               NUMBER OF        UNEXERCISED
                                                              UNEXERCISED      IN-THE-MONEY
                                                                OPTIONS           OPTIONS
                                        SHARES                 AT FISCAL         AT FISCAL
                                       ACQUIRED              YEAR-END (#)      YEAR-END ($)
                                          ON       VALUE
                                       EXERCISE   REALIZED   EXERCISABLE/      EXERCISABLE/
                NAME                     (#)        ($)      UNEXERCISABLE     UNEXERCISABLE
Ray C. Anderson......................    --          --       12,000/8,000    209,250/139,500(1)
Charles R. Eitel.....................   10,000     180,000   98,000/47,300  1,729,625/654,219(1)
Gordon D. Whitener...................    --          --      28,000/21,900    438,750/294,656(1)
Daniel T. Hendrix....................    --          --       10,000/9,900     125,625/95,906(1)
John H. Walker.......................    --          --      25,000/30,826    367,813/366,127(1)

(1) Aggregate market value of the shares issuable upon exercise of the options (based on December 26, 1997 closing price for Class A Common Stock of $28.125 per share), less the aggregate exercise price payable by the named executive officer.

PERFORMANCE GRAPH

    The following graph compares, for the five year period ended December 28, 1997, the Company's total return to shareholders (stock price increase plus dividends, divided by beginning stock price) with that of (i) all U.S. companies listed on Nasdaq and (ii) an industry group comprised of Nasdaq-listed companies (U.S. and foreign) producing textile products.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS ($)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DATE

               Interface,
                     Inc.              Nasdaq Stock    NASDAQ Stocks (SIC 2200-2299 US & Foreign)
                            Market (U.S. Companies)                         Textile mill products
1/3/93              100.0                     100.0                                         100.0
1/2/94              125.8                     114.9                                         142.5
1/1/95              104.0                     112.2                                         101.4
12/31/95            145.2                     158.7                                         117.4
12/29/96            167.2                     195.4                                         154.6
12/28/97            252.9                     230.6                                         221.0

                                                      1/3/93       1/2/94       1/1/95      12/31/95     12/29/96     12/28/97
Interface, Inc.                                          100.0        125.8        104.0        145.2        167.2        252.9
Nasdaq Stock Market (U.S. Companies)                     100.0        114.8        112.2        158.7        195.4        230.6
NASDAQ Stocks (SIC 2200-2299 U.S. + Foreign) -
 Textile mill products                                   100.0        142.5        101.4        117.4        154.6        221.0

------------------------

NOTES:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.0 on 1/3/93.

E.  The Company's fiscal year ends on the Sunday nearest to December 31.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held four meetings during 1997. All of the incumbent directors attended at least 75% of the meetings of the Board and of each committee of the Board on which they served that were held during the periods that they served.

    The Board of Directors has an Executive Committee currently composed of Ray
C. Anderson, Carl I. Gable and J. Smith Lanier, II. The Executive Committee met thirteen times during 1997. In 1997, Messrs. Anderson, Gable and Lanier also served as the members of the Board's Compensation Committee. The Compensation Committee met four times during 1997. The function of the Compensation Committee is to review and determine compensation for executives of the Company and to administer the Company's stock option and employee benefit plans. (See "Executive Compensation and Related Items" above.)

    The Board of Directors also has an Audit Committee, currently composed of Mr. Gable, Dr. June M. Henton and Leonard G. Saulter. The Audit Committee met three times during 1997. The function of the Audit Committee is to (i) recommend annually to the Board whether the Company's independent auditors should be retained, (ii) review with the independent auditors the auditors' report or opinion on the Company's financial statements and related notes, and (iii) review the Company's internal financial reporting procedures and any transactions between the Company and its directors.

    The Board of Directors also has a Nominating Committee, currently composed of Mr. Anderson, Mr. Gable, Dr. Henton, and Charles R. Eitel. The Nominating Committee met once in 1997. The function of the Nominating Committee is to review the qualifications of potential candidates, and to nominate candidates to fill vacancies on the Board. The Nominating Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for shareholder proposals set forth in Article II, Section 9 of the Company's Bylaws.

                       PROPOSAL TO INCREASE THE NUMBER OF
                   AUTHORIZED SHARES OF CLASS A COMMON STOCK
                                    (ITEM 2)

    The Board of Directors, by unanimous vote, has recommended that the shareholders approve an amendment to the Articles of Incorporation to increase the number of authorized shares of Class A Common Stock to 80,000,000 shares from 40,000,000 shares. As of March 12, 1998, the Company had outstanding 25,077,996 shares of Class A Common Stock (including 3,600,000 shares deemed to be treasury shares). The language in Article V, Section A, of the Articles of Incorporation would be amended to read as follows:

    "The total number of shares of capital stock which the Corporation shall have authority to issue is 125,000,000 shares, consisting of 80,000,000 shares of Class A Common Stock of $0.10 par value per share, 40,000,000 shares of Class B Common Stock of $0.10 par value per share (the Class A Common Stock and the Class B Common Stock hereinafter sometimes referred to collectively as the "Common Stock"), and 5,000,000 shares of Preferred Stock of $1.00 par value per share."

    The primary purpose of the proposed amendment is to permit the Company to effect a contemplated two-for-one stock split of its Common Stock. The stock split may be voted upon by the Company's Board of Directors as early as May 1998, subject to shareholder approval of the proposed amendment to the Articles of Incorporation. Additionally, in the opinion of the Board, approval of the amendment to the Articles of Incorporation will enhance the Company's flexibility by increasing the number of shares of Class A Common Stock that can be issued without the necessity for further shareholder approval. The Board believes that the increased flexibility provided by the amendment to the Articles of Incorporation will enable the Company to respond promptly and appropriately to potential acquisitions, financing needs, additional stock splits and other business opportunities.

    Although the Board will authorize the issuance of additional shares of Class A Common Stock only when it considers doing so to be in the best interests of the shareholders of the Company, the issuance of additional shares of the Class A Common Stock could, among other things, have a dilutive effect on the earnings and equity per share of Class A Common Stock and on the voting rights of holders of shares of Class A Common Stock. The increase in the authorized number of shares of Class A Common Stock pursuant to the amendment to the Articles of Incorporation also could be viewed as having anti-takeover effects. Although the Board has no current plants to do so, shares of the Class A Common Stock could be issued in various transactions that would make a change in control of the Company more difficult or costly and therefore less likely. For example, shares of the Class A Common Stock could be privately sold to purchasers supporting the Board in opposing a change in control or to dilute the stock ownership of a person seeking to obtain control. The Company is not aware of any effort to accumulate shares of the Class A Common Stock or to obtain control of the Company by tender offer, proxy contest or otherwise, and the Company has no present intention to use the increased shares of authorized Class A Common Stock for anti-takeover purposes.

    The current Articles of Incorporation and the Company's Bylaws contain other provisions that may be viewed as having possible anti-takeover effects. Pursuant to the Articles of Incorporation, holders of the Company's Class B Common Stock are entitled to elect a majority of the Company's Board of Directors. Also, under the Bylaws, only holders of Class B Common Stock may remove Class B directors from office. A majority of shares of the Class B Common Stock is held by the Company's Chairman and Chief Executive Officer and by certain other officers and employees of the Company. In addition, the Bylaws provide that, in certain situations, the affirmative vote of two-thirds of the Board is required to approve certain business transactions (such as mergers or sales of assets) involving an entity that beneficially owns 10% or more of the outstanding voting securities of the Company. The Bylaws also require that shareholder proposals satisfy certain procedural requirements in order to be considered at a meeting of shareholders. Finally, the current Articles of Incorporation authorize the Company to issue one or more series of preferred stock with such voting rights, if any, to be determined at the time of establishment of such series. Under certain circumstances, each of the foregoing provisions could make an acquisition of the Company more difficult.

    On February 24, 1998, the Company adopted a ten year Shareholder Rights Plan ("Rights Plan"). Under the terms of the Rights Plan, all shareholders of record on March 16, 1998 were issued one preferred stock purchase right (a "Right") on each share of Common Stock. Initially, the Rights are not exercisable and they automatically attach to and trade in tandem with the Common Stock. The Rights detach and become exercisable ten days after a person or group (an "Acquiring Person") acquires 15% or more of the Common Stock, or ten business days after a person or group starts a tender or exchange offer for 15% or more of the Common Stock. If the Rights become exercisable, their holders (other than the Acquiring Person and its affiliates and associates, whose Rights become void) will be entitled to buy one one-hundredth (1/100) of a share of Series B Participating Cumulative Preferred Stock ("Series B Preferred"). Upon an announcement that any person or group has become an Acquiring Person, each Right will entitle all other holders to purchase $360 worth of Series B Preferred for the exercise price of $180. Further, if after the time an Acquiring Person were to acquire 15% or more of the Common Stock, the Company were to be acquired in a merger or other business combination, generally each holder of a Right will be entitled to purchase $360 worth of the acquiring company's common stock at the $180 exercise price. The issuance of Series B Preferred pursuant to the Rights Plan, as well as various other provisions in the Rights Plan, could also make an acquisition of the Company more difficult or costly and therefore less likely.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

    Under the Company's Bylaws and Section 14-2-1004 of the Georgia Business Corporation Code, the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Class A Common Stock will be approved if: (i) the affirmative votes cast by the Company's outstanding shares of Class A Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes cast; and (ii) the affirmative votes cast by the Company's outstanding shares of Class B Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes cast. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the Nasdaq National Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during fiscal 1997, all filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with, except that Michael D. Bertolucci, Senior Vice President, Daniel T. Hendrix, Senior Vice President, and Clarinus C.Th. van Andel, Director, each failed to timely file a Form 4 on a single occasion, and Jeffrey
A. Goldberg, Vice President, failed to timely file a Form 3 on a single occasion. (Mr. Hendrix's filing related to the exchange of Class B shares for Class A shares, and Mr. Goldberg's filing related to the inadvertent failure to disclose certain shares beneficially owned by a family member.)

                INFORMATION CONCERNING THE COMPANY'S ACCOUNTANTS

    BDO Seidman, LLP served as the principal independent auditors for the Company during fiscal 1997. Management of the Company anticipates that BDO Seidman will be the independent auditors for the current fiscal year, but the Board of Directors has not yet considered the selection of public accountants for the current year. Representatives of BDO Seidman are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the Company's 1999
annual meeting must be received by the Company no later than December   , 1998,
in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

    Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any other matter should be properly presented for consideration and voting, it is the intention of the persons named as proxies in the enclosed Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                          By order of the Board of Directors

                                          [FACSIMILE SIGNATURE]

                                          RAYMOND S. WILLOCH
                                          SECRETARY

April   , 1998

                              CLASS A COMMON STOCK
                                INTERFACE, INC.


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                       1998 ANNUAL MEETING OF SHAREHOLDERS



   The undersigned hereby appoints Ray C. Anderson and J. Smith Lanier, II, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of interface, inc. to be held on May 19, 1998, and any adjournment thereof.



   THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

/X/  PLEASE MARK VOTES AS IN
     THIS EXAMPLE
                                                    THE BOARD OF DIRECTORS FAVORS A VOTE "FOR"
         CLASS A COMMON STOCK                       THE ELECTION OF THE LISTED NOMINEES.
            INTERFACE, INC.
                                                    1. Election of Directors.                   FOR all nominees         WITHHOLD
                                                                                                 for directors          AUTHORITY
                                                    DIANNE DILLON-RIDGLEY; CARL I. GABLE;           listed           to vote for all
                                                    JUNE M. HENTON; J. SMITH LANIER, II;          (except as            nominees
                                                    AND CLARINUS C.TH. VAN ANDEL.                marked to the           listed
                                                                                                   contrary)

                                                    (INSTRUCTION: To withhold authority to
                                                    vote for any individual nominee,                  / /                 / /
                                                    strike through that nominee's name.)

RECORD DATE SHARES:                                 THE BOARD OF DIRECTORS FAVORS A VOTE              FOR     AGAINST   ABSTAIN
                                                    "FOR" PROPOSAL 2.

                                                    2. Proposal to amend the Company's
                                                       Articles of Incorporation to increase
                                                       the number of authorized shares of             / /       / /       / /
                                                       Class A Common Stock.

                                                    3. In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.




Please be sure to sign                              Please date and sign this Proxy exactly as name appears.
 and date this Proxy.         Date
-------------------------------------------------   NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.
-------------------------------------------------
Shareholder sign here         Co-owner sign here
-------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

                              CLASS B COMMON STOCK
                                INTERFACE, INC.


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                       1998 ANNUAL MEETING OF SHAREHOLDERS



   The undersigned hereby appoints Ray C. Anderson and J. Smith Lanier, II, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class B Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERFACE, INC. to be held on May 19, 1998, and any adjournment thereof.



   THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

/X/  PLEASE MARK VOTES AS IN
     THIS EXAMPLE
                                                    THE BOARD OF DIRECTORS FAVORS A VOTE "FOR"
         CLASS B COMMON STOCK                       THE ELECTION OF THE LISTED NOMINEES.
            INTERFACE, INC.
                                                    1. Election of Directors.                   FOR all nominees         WITHHOLD
                                                                                                 for directors          AUTHORITY
                                                    RAY C. ANDERSON, BRIAN L. DEMOURA,              listed           to vote for all
                                                    CHARLES R. EITEL, DANIEL T. HENDRIX,          (except as            nominees
                                                    LEONARD G. SAULTER, JOHN H. WALKER AND       marked to the           listed
                                                    GORDON D. WHITENER                             contrary)

                                                    (INSTRUCTION: To withhold authority to
                                                    vote for any individual nominee,                  / /                 / /
                                                    strike through that nominee's name.)

RECORD DATE SHARES:                                 THE BOARD OF DIRECTORS FAVORS A VOTE              FOR     AGAINST   ABSTAIN
                                                    "FOR" PROPOSAL 2.

                                                    2. Proposal to amend the Company's
                                                       Articles of Incorporation to increase
                                                       the number of authorized shares of             / /       / /       / /
                                                       Class A Common Stock.

                                                    3. In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.




Please be sure to sign                              Please date and sign this Proxy exactly as name appears.
 and date this Proxy.         Date
-------------------------------------------------   NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.
-------------------------------------------------
Shareholder sign here         Co-owner sign here
-------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------